SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 1998
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                                ITRONICS INC.
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            Texas                     33-18582            75-2198369
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(State or other jurisdiction      (Commission File       (IRS Employer
       of incorporation)             Number)          Identification No.)


6490 So. McCarran Boulevard, Building C, Suite 23   Reno, Nevada    89509
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           (Address of Principal Executive Offices)               Zip Code


Registrant's telephone number, including area code:  (702) 689-7696
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Item 5. Other Events

	On March 31, 1998 the Company issued a news release announcing a proposed private placement of securities under Regulation D of the Securities Act of 1933. The contents of the news release was as follows:


                ITRONICS ANNOUNCES PROPOSED PRIVATE PLACEMENT

	Reno, Nevada, March 31, 1998 - Itronics Inc. (ITRO) announced today that it proposes to make an offering of securities not registered under the Securities Act of 1933, as amended (the "Act"). The offering will be made only to purchasers who are "accredited investors" as defined under Regulation D of the Act.

	Itronics is proposing to offer and sell $2,000,000 of units in 4 tranches, each tranche consisting of Common Stock and Common Stock Warrants. Each tranche will total $500,000 and be priced dependent on market conditions at the time of the offering. There is a minimum number of units required to be sold in any of the 4 tranches.

	Proceeds from the financing will be utilized for moving and permitting requirements related to the new manufacturing facility, for the purchase option on that facility and for general corporate purposes.

	The securities offered will not be registered under the Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

	Itronics Inc. is a Reno-based company specializing in recycling technology development, photobyproduct recycling, silver refining, and technical services for the mining and recycling industries.




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                                  SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ITRONICS INC.
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                                              (Registrant)

Date:   April 3, 1998                 By:  /S/  John W. Whitney
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                                         John W. Whitney
                                         President, Treasurer and Director
                                         (Principal Executive and Financial
                                         Officer)



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